REAL GOODS TRADING CORPORATION
                   3440 AIRWAY DRIVE
               SANTA ROSA, CALIFORNIA 95403
NOTICE OF ANNUAL MEETING OF SHAREHOWNERS AUGUST 21, 1999

The Annual Meeting of Shareowners of Real Goods Trading Corporation (the "Company") will be held on Saturday, August 21, 1999 at 11:00 a.m. at 13771 S. Hwy. 101, Hopland, California, 95449, for the following purposes:
1. To elect five directors to the Board of Directors of the Company;
2. To approve an amendment of the Company's Fiscal 1993 Stock Incentive Plan to increase the number of shares of the Company's common stock issuable thereunder from 600,000 to 1,200,000.
3. To transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.

The close of business on June 29, 1999, has been fixed as the record date for the determination of shareowners entitled to notice of and to vote at the meeting. The stock transfer books will not be closed.

Les Seely, Secretary
June 29, 1999

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.
PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED, WHICH REQUIRES NO POSTAGE.  YOU MAY NEVERTHELESS VOTE
IN PERSON IF YOU ATTEND THE MEETING.

     REAL GOODS TRADING CORPORATION PROXY STATEMENT
      FOR THE 1999 ANNUAL MEETING OF SHAREOWNERS
INTRODUCTION
This Proxy Statement is furnished to the shareowners of Real Goods Trading Corporation, a California corporation (the "Company") by the Board of Directors (the "Board") of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Shareowners (the "Meeting") to be held on Saturday, August 21, 1999, at 11:00 a.m., local time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareowners. The Meeting will be held at 13771 S. Hwy. 101, Hopland, California 95449. The Company's principal executive offices are located at 3440 Airway Drive, Santa Rosa, California 95403. Its telephone number is (707) 542-2600. These proxy solicitation materials were first mailed on or about July 14, 1999 to all shareowners entitled to vote at the Meeting.
ANNUAL REPORT
The Annual Report of the Company for the year ended March 31, 1999, is furnished concurrently to all shareowners entitled to vote at the Meeting. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.
RECORD DATE, SHARES OUTSTANDING AND VOTING RIGHTS
Shareowners of record at the close of business on June 29, 1999, are entitled to notice of and to vote at the Meeting. On such date 4,080,742 shares of the Company's Common Stock (without par value) were issued and outstanding. Each outstanding share of capital stock entitles its holder to one vote with respect to the matters properly brought before the meeting. However, in the election of directors, if prior to the voting any shareowner gives notice at the Meeting of his or her intention to cumulate his or her votes, every shareowner shall be entitled to the number of votes equal to the number of shares owned by him or her multiplied by the number of directors to be elected. In the event that cumulative voting occurs, each shareowner may cast all such votes for a single nominee or distribute them among two or more nominees. No shareowner may cumulate votes for any candidate whose name has not been placed into nomination prior to the voting.
SOLICITATION
The solicitation of proxies is made by the Company and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of the Company's stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. VOTING OF PROXIES
The shares represented by the proxies solicited hereby will be voted FOR the election of the Company's nominees for the Board, FOR the amendment of the Fiscal 1993 Stock Incentive Plan and at the discretion of the proxy holders on any other matters that may properly come before the Meeting, if no contrary instruction is indicated on a proxy.
REVOCABILITY OF PROXIES
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivery to the Secretary of the Company of a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 29, 1999, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is known by the Company to own beneficially 5% or more of the Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares.


                           Share Amount and
Name and Address of           Nature of           Percentage
Beneficial Owner         Beneficial Ownership*     of Class
John Schaeffer             1,844,588     1           45.2%
3440 Airway Drive
Santa Rosa, CA  95403

Stephen Morris                34,300     2             **
3440 Airway Drive
Santa Rosa, CA  95403

Sam Salkin                     1,000     3             **
3440 Airway Drive
Santa Rosa, CA  95403

John Lenser                    6,000     4             **
3440 Airway Drive
Santa Rosa, CA  95403

Barry Reder                     NONE     5             N/A
222 Kearny Street,
7th Floor
San Francisco, CA  94108

All directors and          1,885,888                 46.2%
officers as a
group(7 persons)

   * The amounts and percentages indicated as beneficially owned were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into common stock. Any securities not outstanding which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who owns the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.
  **  Less than one percent of such class of stock.
  1 The amount reported excludes 3,000 shares transferred in December 1994 and 10,600 shares transferred in October 1997 by Mr. Schaeffer to an irrevocable trust established for the benefit of Mr. Schaeffer's children. Mr. Schaeffer does not have voting or investment powers over these 10,600 shares, and Mr. Schaeffer disclaims beneficial ownership of all of the shares held in this irrevocable trust.
  2 Includes 31,300 shares subject to issuance within 60 days after May 20, 1999, upon the exercise of stock options granted pursuant to Company's Fiscal 1993 Stock Incentive Plan, as amended (the "1993 Plan") and 3,000 shares subject to issuance within 60 days after May 20, 1999, upon the exercise of stock options granted subject to the 1995 Non-Employee Directors' Stock Option Plan.
  3  Shares owned in Individual Retirement Account.
  4 Includes 6,000 shares subject to issuance within 60 days after May 20, 1999 upon the exercise of stock options granted pursuant to the Company's Non-Employee Directors' Stock Option Plan.
  5 The policies of Mr. Reder's law firm prohibit him from owning shares of the Company's common stock.

                     BOARD OF DIRECTORS
MEETINGS
     During the fiscal year ended March 31, 1999, the Board met on five (5) occasions, met by conference call on three (3) occasions, and took action by written consent on six (6) occasions. Each person who was then a Board member attended at least 80% of the Board meetings.
BOARD COMMITTEES
     The Compensation Committee. The Compensation Committee, which met once in fiscal 1999, currently has two members, John Lenser and Barry Reder. The Compensation Committee establishes the compensation and evaluates the performance of the officers of the Company and provides advice and counsel to the Board of Directors with respect to compensation policies and practices
     THE AUDIT COMMITTEE. The Audit Committee, which met once in fiscal 1999, currently has two members, Barry Reder and Sam Salkin. The Audit Committee meets at least annually with the auditors of the Corporation and consults with them and with the Chief Financial Officer of the Corporation as is necessary. The Audit Committee has the responsibility of recommending the annual appointment of the public accounting firm to serve as the Company's independent auditors and reviewing any matters with the auditors that might affect the financial statements, internal controls, or other financial aspects of the operation of the Company. The Audit Committee also reviews the Company's accounting procedures and systems of control and the Company's quarterly and annual financial statements.
None of the members of the Compensation Committee or the Audit Committee is an employee of the Company.
REPORTS REQUIRED BY SECTION 16(A)
     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent (10%) of the Company's Common Stock to file with the Securities and Exchange Commission and any exchange on which the Company's stock is traded reports of ownership and changes in ownership of the Company's Common Stock.
     Based solely on its review of the copies of Forms 3, 4 and 5 received by the Company or written representations from certain reporting persons that no Form 5 reports were required for such persons, the Company believes that, during the fiscal year ended March 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.
GENERAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS
     Information about (i) each director nominee and (ii) the executive officers of the Company who are not directors is set forth below as of June 22, 1999:

    Name          Age      Office       Director       Term
                                         Since        Expires
John Schaeffer    50   Chief Executive    1990         1999
                         Officer and
                          Chairman
                        of the Board

Stephen Morris    52      Director        1993         1999

Samuel Salkin     49      Director        August       1999
                                           1998
John Lenser       55      Director         May         1999
                                           1996
Barry Reder       54      Director         May         1999
                                           1996
Mark Swedlund     48      President        N/A         N/A

Les Seely         55   Chief Financial     N/A         N/A
                        Officer and
                         Secretary

PROFESSIONAL EXPERIENCE OF EXECUTIVE OFFICERS AND DIRECTORS:
     JOHN SCHAEFFER. Mr. Schaeffer founded the Company's predecessor in 1986 and since 1990 has been the Company's
Chief Executive Officer and Chairman of the Board. Mr. Schaeffer has been involved in retail businesses since 1978. In 1994 Mr. Schaeffer was named California Small Businessperson of the Year. Mr. Schaeffer received a B.A. degree in anthropology from the University of California at Berkeley in 1971.
     STEPHEN MORRIS. Mr. Morris joined the Company's Board of Directors in October 1993. On July 1, 1994, Mr. Morris became Executive Vice President and Chief Operating Officer of the Company. He resigned from such position in June, 1995.
Prior to July 1, 1994 and subsequent to June, 1995, Mr. Morris has been the principal of Stephen Morris Associates, a provider of sales and marketing consulting services. He is currently the President and Publisher at Chelsea Green Publishing Co. in Vermont. Mr. Morris received an A.B. degree in Psychology from Yale University in 1970.
     SAMUEL SALKIN. Mr. Salkin joined the Company's Board of Directors in August 1998. Mr. Salkin has held the position of Merchant for GreenTree Nutrition. com, an e-commerce start-up specializing in health and wellness. In 1997 and 1998, Mr. Salkin was Chief Operating Officer for the San Francisco Jewish Community Federation and from 1994 to 1996 served as President and CEO of Peet's Coffee & Tea, Inc. Mr. Salkin has also held high level positions with other consumer product and direct marketing companies and is a visiting lecturer at The Haas School of Business at UC Berkeley. He holds his BS and MS degrees from Cornell University.
     JOHN LENSER. Mr. Lenser joined the Company's Board of Directors in May 1996. Mr. Lenser was President of Hearthsong and David Kay Catalog from 1992 to 1995. Mr. Lenser has been an independent consultant from 1994 to the present. Mr. Lenser received a B.A. degree in 1966 and a Masters Degree in 1969 from the University of California at Berkeley.
     BARRY REDER. Mr. Reder joined the Company's Board of Directors in May 1996. Since October 1993, Mr. Reder has been a partner at the San Francisco firm of Coblentz, Patch, Duffy & Bass, a California law firm. Mr. Reder has served as counsel to the Company since 1990. He is general corporate and securities counsel for a broad range of businesses throughout the United States. His expertise is in mergers and acquisitions, venture capital, contracts and real estate. Mr. Reder received a B.A. degree from Wesleyan University in 1966 and a J.D. degree from Cornell Law School in 1969.
     MARK SWEDLUND. Mr. Swedlund was elected President of the Company on June 14, 1999. Mr. Swedlund served as Senior Vice President and Division President of Foster & Gallagher, Inc. from 1990 to 1997. From 1982 to 1990 he was a partner of The Silbert Group, a consulting firm specializing in providing strategic services to consumer catalog marketers. From 1978 to 1982, he was a consultant with Kestnbaum & Company. Mr. Swedlund is a 1973 graduate of the College of the University of Chicago and received a Master's in Business Administration from that institution in 1978.
     LES SEELY. Mr. Seely was appointed Chief Financial Officer and Secretary of Real Goods in June, 1998. Prior to joining the Company, Mr. Seely served as Chief Financial Officer for Schurman Fine Papers from 1991 to 1997 and prior to that as Chief Financial Officer of Dakin Inc. from 1984 to 1990. He received his B.A. degree from the University of Colorado in 1966, his MBA degree from the Wharton Graduate School of Business in 1970 and his CPA certificate in 1975.
     There is no family relationship among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.
REMUNERATION OF DIRECTORS
Under the Company's Amended and Restated Non-Employee Directors' Plan (the "Amended Directors' Plan") each Director receives an option to purchase 10,000 shares of the Company's Common Stock upon election, and an option to purchase 2,000 shares of stock on the sixth and each succeeding anniversary of service thereafter. In accordance with policies of his law firm, Mr. Reder has disclaimed participation in the Amended Directors' Plan.
Each non-employee director of the Company receives an annual cash retainer fee of $6,000 per year, and each non-employee director who chairs the Compensation Committee and Audit Committee of the Board receives an additional $3,000 per year for chairing each such committee. Mr. Reder is the chairman of the Audit Committee and the Compensation Committee.
     The directors are reimbursed for their extraordinary travel expenses in connection with their service on the Company's Board.

COMPENSATION OF EXECUTIVE OFFICERS
The following table sets forth the cash, bonus and other annual compensation received by Mr. Schaeffer, the Company's Chairman of the Board and Chief Executive Officer, and the compensation of each other officer in excess of $100,000 per year for the three fiscal years ending on March 31, 1997 thru 1999, respectively. Mr. Schaeffer received no bonuses, reportable perquisites, securities or property, long term compensation awards in the form of restricted stock awards, option or SAR awards, or payouts pursuant to any long term incentive plan during fiscal 1999 or the two receding fiscal years. During the period covered by the table, Mr Schaeffer was granted no options to purchase any of the Company's securities including Common Stock. Options granted to Mr. Zell to purchase 120,000 shares of the Company's common stock did not vest prior to termination of his employment in April, 1999.

Summary Compensation Table

Name and                             Annual      All Other
Principal              Fiscal      Compensation  Compensation
Position                Year        Salary 1,2        3

John Schaeffer,         1999        $82,199        $12,966
Chairman of the         1998         69,225         10,509
Board and Chief         1997         70 981          8,812
Executive Officer

 Ronald A. Zell         1999        $116,385       $  -
   President            1998            -             -
                        1997            -             -

1 Includes amounts deferred at the election of Mr. Schaeffer pursuant to the Company's 401(k) Plan established pursuant to
Section 401(k) of the Internal Revenue Code of 1986, as amended. 2 Includes certain amounts accrued during the year indicated and paid the following year.
3 Consists entirely of the cash value benefit to Mr. Schaeffer of split-dollar life insurance premiums paid by the Company on a $2,500,000 life insurance policy owned by the Schaeffer 1994 Irrevocable Trust. The figure was established using the demand loan valuation method and assuming a long-term interest rate of 7.5%. Such split-dollar life insurance policy and the arrangement between Mr. Schaeffer, the Schaeffer 1994 Irrevocable Trust and the Company regarding such policy is discussed under "Employment Contracts, Employment Termination and Change-in-Control Arrangements" below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In April 1997, the Company entered into a line of credit agreement for $1,500,000 with National Bank of the Redwoods. In April 1999 the line of credit agreement was extended until August 31, 1999. Mr. Schaeffer personally guaranteed each line of credit. On March 31, 1999 no amounts were outstanding under the extended line of credit.
     Stephen Morris, a director of the Company, currently serves as the publisher at, and owns 10% of the Common Stock of, Chelsea Green Publishing Co. ("CGP") in Vermont, a company which has co-published several books with the Company and is a distributor of the Company's Real Goods Solar Living Sourcebook. All transactions between the Company and CGP resulted in total gross payments of $207,201 made by the Company to CGP from April 1, 1998 through March 31, 1999.

EMPLOYMENT CONTRACTS, EMPLOYMENT TERMINATION AND
CHANGE-IN-CONTROL ARRANGEMENTS
John Schaeffer has had an employment agreement with the Company since June 1990. The agreement is renewable on an annual basis, commencing February 28th of each year, and is terminable by Mr. Schaeffer upon thirty (30) days' notice, or by the Company upon sixty (60) days' notice. Mr. Schaeffer's base salary is subject to annual increase by the Board as determined by the Board. Mr. Schaeffer is also eligible to participate in the Company's benefit plans, including option, profit sharing, insurance and similar plans. If Mr. Schaeffer becomes disabled during the term of his employment, his disability benefits will be paid through the remaining term of the agreement. The agreement requires Mr. Schaeffer's full-time service to the Company.
      Mr. Schaeffer owns 1,858,188 shares of the Company's Common Stock. Mr. Schaeffer and the Company have been advised that on the death of Mr. Schaeffer the estate may be required to sell all or a substantial portion of such shares to satisfy estate tax obligations. The sale of such number of shares would likely destabilize the market for the Company's stock. The Company agreed to pay a portion of the premiums due on a life insurance policy for Mr. Schaeffer (the "Policy"). The Policy is owned by the Schaeffer 1994 Irrevocable Trust (the "Trust") established for the benefit of Mr. Schaeffer's children. Pursuant to a Split-Dollar Agreement dated May 15, 1995, among the Company, Mr. Schaeffer and the Trustee of the Trust, the Company will be reimbursed for the amount of the premiums it pays on the policy at such time as the Split-Dollar Agreement is terminated, the Trust surrenders or cancels the Policy, or when the Policy's death benefit proceeds are paid. Such repayment has been secured by the collateral assignment of the Policy by the Trust to the Company.
     Mr. Morris, Mr. Lenser and Mr. Salkin have all served as part-time consultants to the Company on an infrequent basis. In fiscal 1999, aggregate fees paid to all three were less than $10,000. Mr. Morris may exercise stock options to purchase 31,300 shares of Company Common Stock at any time until 30 days after his term as a part-time consultant has ended.
FUTURE TRANSACTIONS
Any future transactions (including loans) between the Company and any officer, director, principal shareholder or affiliate of the Company will be approved by a majority of the directors disinterested in such transactions and by a majority of the independent outside directors, each of whom shall have determined that the transaction is fair to the Company and its shareowners and that the terms of such transaction are no less favorable to the Company than could be obtained from unaffiliated parties.

         MATTERS SUBMITTED TO THE VOTE OF SHAREOWNERS
1.  ELECTION OF DIRECTORS
The Company's By-Laws authorize a Board of four to seven members, the specific number of which is currently fixed at six but can be fixed within that range by the Board. Each director holds office for a term which expires at the next annual meeting when his or her successor is elected and qualified. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company's nominees, John Lenser, Stephen Morris, Barry Reder, Sam Salkin and John Schaeffer. The Company plans to have a vacancy in the Board of Directors at the present time. In the event that any of these individuals is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the Chairman of the Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The five nominees receiving the highest number of votes at the Meeting will be elected directors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ALL MANAGEMENT NOMINEES FOR THE ELECTION OF DIRECTORS.
2.  INCREASE IN AUTHORIZED SHARES UNDER OPTION PLAN
   Under the Company's Second Amended and Restated Fiscal 1993 Stock Incentive Plan ("Employee Plan"), the Company can grant incentive and non-qualified options to purchase 600,000 shares of common stock. The management and Board of Directors believe that stock options are an important factor in attracting, motivating and retaining qualified personnel who will be essential to the future success of the Company. The Employee Plan is intended to offer a significant incentive by helping employees to purchase the Company's common stock at a price equal to the fair market value on the date of grant. These options will only become valuable if the price of the Company's stock increases over time and as the options vest. Currently a maximum of 600,000 shares may be granted. As of March 31, 1999, subject to shareowner approval to increase the number of shares subject to the Employee Plan, options to purchase 627,950 shares had been granted and were outstanding, options to purchase 26,100 shares had been exercised, and options to purchase 145,950 shares were available for grant. A subsequent action also subject to shareowner approval further increased the number of shares subject to the Employee Plan. The amendment would, following action, now increase the number of shares issuable under the Plan by 600,000 to 1,200,000. A summary of the provisions of the Employee Plan is attached as Exhibit A to the Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE AMENDMENT TO THE
STOCK INCENTIVE PLAN.

                GENERAL VOTING INFORMATION
     A shareowner may, with respect to the election of directors
(i) vote for the election of all director nominees named herein, or (ii) withhold authority to vote for the director nominees or
(iii) vote for the election of one or more of such director nominees and against the other director nominee or nominees by so indicating on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from
being elected.   Shares will be voted as instructed in the
accompanying proxy. If there are no instructions from the shareowner on an executed proxy, the proxy will be voted as recommended by the Board.
     When a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock and so indicates that it is not voting certain stock on any or all matters on the proxy, the shares which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Approval of each matter specified in the Meeting notice requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on such matter. Accordingly, non-voted shares with respect to such matters will not affect the determination of whether such matters are approved or the outcome of the election of directors. In determining whether the requisite shareholder approval has been received on the other matters, broker non-votes will not be counted, while a vote to abstain will be counted and therefore have the effect of a vote against the matter.

                  INDEPENDENT AUDITOR
     The Company's independent auditor for the year ended March
31, 1999 was Deloitte and Touche, LLP.   Representatives of
Deloitte & Touche, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Board generally selects independent auditors to audit the financial statements of the Company at the end of each fiscal year. As of the date hereof, the Board has not selected such auditors for the fiscal year ending March 31, 1999 but shall make a selection after reviewing the cost, availability and expertise of such accountants.

       DEADLINE FOR RECEIPT OF SHAREOWNER PROPOSALS
     Proposals that shareowners of the Company would like to present at next year's Annual Meeting must be received by the Company no later than April 21, 2000 in order that they may be included in the proxy statement and form of proxy related to that meeting and in order that they might be presented at that meeting.

                        OTHER MATTERS
     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

Form 10-KSB
     A copy of the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission on or around June 25, 1999, is available without charge upon written request to Investor Relations, Real Goods Trading Corporation, 3440 Airway Drive, Santa Rosa, California 95403.
     By signing and returning the enclosed Proxy, shareowners will be assured of representation at the Annual Meeting in connection with approval of the matters discussed herein. Each shareowner should review, complete, execute, date and return the enclosed Proxy to the Company in the envelope provided as promptly as possible, and in any event before August 13, 1999. The Board appreciates the cooperation of the shareowners.
By Order of the Board of Directors

[S]LES SEELY
   Les Seely
   Secretary
Dated:  June 29, 1999
                      EXHIBIT A
SECOND AMENDED AND RESTATED FISCAL 1993 STOCK INCENTIVE PLAN
                      PLAN SUMMARY

     Effective May 22, 1999, the Board, subject to stockholder approval, further amended the Second Amended and Restated 1993
Stock Incentive Plan ("the 1993 Plan"). The amendment increases to the number of shares subject to the 1993 Plan.

GENERAL.
     The 1993 Plan was initially approved by the stockholders at the 1992 Annual Meeting of Stockholders. The purpose of the 1993 Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide the additional incentives which would promote the success of the Company's business.

NUMBER AND TYPES OF SHARES.
     Under the 1993 Plan, the Company can grant Incentive Stock Options ("ISOs"), Non-Qualified Stock Options ("NSOs") and bonuses of restricted Stock ("Stock Bonuses"). To the extent that options are unexercised and lapse or Stock Bonuses are forfeited and returned to the Company, the shares subject thereto shall again become available for issuance and sale under the 1993 Plan.

ADMINISTRATION AND PARTICIPATION.
     The 1993 Plan may be administered by a committee designated by the Board (such as the Compensation Committee) or by the Board itself. The Administrator has the power to determine the participation, sale or exercise price, number of shares, class of shares, other terms and conditions of each grant, and otherwise to administer the 1993 Plan. The Administrator is also permitted to make certain amendments to the Plan without shareholder approval.
     ISOs may be granted to all persons who are "employees" within the meaning of the Internal Revenue Code (which generally means persons over whose service the Company has control). NSOs and Stock Bonuses may be granted to all Company employees, officers, and consultants, as well as to directors of the Company who are not employees.

SPECIAL ISO LIMITATION AND OTHER TERMS.
     Options may be designated or granted as ISOs under the 1993 Plan only to the extent that the aggregate fair market value of all stock with respect to which ISOs first become exercisable during a calendar year does not exceed $100,000. For purposes of this provision, all Incentive Stock Options outstanding under any plan of the Company shall be aggregated, and fair market value of Common Stock subject to options shall be determined as of the grant date of the respective options.
     Optionees may be granted ISOs, NSOs or both. Participation in the 1993 Plan does not confer upon any optionee or grantee of Stock Bonuses any right to continuation of employment by, consultancy with, or directorship of, the Company. If an option is designated as an ISO but does not qualify as an ISO under the Internal Revenue Code, it shall be treated under the 1993 Plan as a NSO.

TERMS OF OPTIONS.
The maximum term for ISOs and NSOs generally shall be 10 years, provided that a maximum of 5 years applies to persons owning more than 10% of the outstanding shares of the Company's voting stock.

EXERCISE PRICE.
     The exercise price per share of a NSO may not be less than 85% of the fair market value thereof on the date of grant. The exercise price per share of an ISO may not be less than the fair market value thereof on the date of grant; provided, however, that such exercise price may be higher if required under federal income tax law. Although the fair market value will be determined by the Administrator because there is a public market for the Company's Common Stock, the fair market value per share shall generally be determined as the mean of the high and low sale prices of such stock on the Nasdaq Small Cap Market as of the date of grant.
     Generally, ISO and NSO grants are effective on the date of the Administrator's approval, although the Administrator may designate a later effective date. As described above, currently ISOs and NSOs generally vest at a rate of not less than 20% per year, and terminate, if unexercised, ten years after the date of grant. Under the 1993 Plan, the Administration will determine the vesting provisions.

PURCHASE PRICE.
     As determined by the Administrator, the option exercise price may be paid in cash, check, one or more adequately secured promissory notes or shares of stock or other securities of the Company, which will be valued at their fair market value (without regard to any restrictions under the Securities Act of 1933, as amended) determined as set forth above. The Company may withhold or require payment as necessary to comply with applicable income or employment tax law.

EXERCISE OF OPTIONS
     Options are exercisable at such times and under such conditions as are determined by the Administrator. Until the issuance of the stock certificate representing the shares issuable upon exercise, no optionee has any rights as a stockholder. The Company may require individual optionees to report their subsequent sales or dispositions of stock acquired under options and of other benefits under the 1993 Plan, in order for the Company to realize and benefit from all available income tax deductions and for the purposes of complying with securities laws reporting obligations. Under the 1993 Plan, the Compensation Committee can accelerate the exercisability of options on a case-by-case basis.

TERMINATION OF EMPLOYMENT OF OPTIONEE.
     If an optionee holding an ISO shall cease to be an employee of the Company, he or she may exercise his or her option within the three months after termination of his or her employment or such lesser period as the Administrator shall prescribe; provided, however, if the termination is due to disability or death, the option may be exercised for one year after termination of employment. The Administrator may specify comparable provisions for NSOs.

STOCK BONUSES.
The Administrator may grant Stock Bonuses; shares of the Company's Stock may be transferred to recipients without cash or equivalent consideration or sold at a discount from fair market value. Stock Bonuses may be subject to forfeiture or repurchase at the original purchase price depending on the recipient's compliance with certain restrictions (which the Company anticipates will be related to continued employment) or achievement of certain goals (which may be related to the Company's performance or to individual performance). Such restrictions and goals are determined by the Administrator. Certificates evidencing shares issued as Stock Bonuses shall bear legends to reflect these restrictions and may be held in escrow by the Company as well to assure compliance with the restrictions. To date, no Stock Bonuses have been granted by the Company.

AMENDMENT AND TERMINATION.
     Unless sooner terminated, the 1993 Plan shall continue in effect for a term of 10 years after the June 1992 adoption by the Board.
     The Board may from time to time amend or terminate the 1993 Plan, except that without the approval of the holders of a majority of the outstanding shares, no such revision or amendment may be adopted unilaterally by the Board which would (i) increase the number of shares subject to the 1993 Plan except in accordance with the provisions of the 1993 Plan relating to adjustments due to changes in capitalization, (ii) change the designation of the class of employees eligible to be granted ISOs or (iii) amend the 1993 Plan in a manner which would materially alter any outstanding option terms. No such termination or amendment shall alter or impair the rights under any previously granted options or Stock Bonuses.

MISCELLANEOUS.
     Neither ISOs nor NSOs may be sold, transferred or disposed of other than by will or the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee or his or her legal representative.
     In the event of changes in the capitalization of the Company, such as stock splits and stock dividends, outstanding options and shares issued as Stock Bonuses shall be equitably adjusted, and the respective purchase prices shall be equitably adjusted, to reflect the change. The number of shares remaining in the 1993 Plan and those reserved for exercise of outstanding options shall also be adjusted accordingly.
     The shares issuable with respect to options shall be issued only in compliance with applicable law, and the Company shall at all times reserve a number of shares sufficient to satisfy the requirements of the 1993 Plan. If the Company is unable to obtain the necessary authorization to implement the 1993 Plan, the Company shall be relieved of liability with respect thereto. All grants of options and of Stock Bonuses shall be evidenced by written agreements.

TAX EFFECTS OF PARTICIPATION.
     The following describes certain federal income tax consequences to 1993 Plan participants and the Company. Because each person's individual income tax circumstances inevitably vary, participants under the 1993 Plan are advised to consult their personal tax advisors concerning specific consequences of the particular transaction and any appropriate action to be taken. Furthermore, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

(a) INCENTIVE STOCK OPTIONS.
If an ISO granted under the 1993 Plan qualifies under applicable laws and regulations to be treated as an ISO, the participant will recognize no income upon grant of the option and will recognize no income upon exercise of the ISO unless the alternative minimum tax rules apply. See "Alternative Minimum Tax" below.
     Upon the sale of shares purchased pursuant to the exercise of an ISO at least two years after the grant of the ISO and one year after its exercise (the "statutory holding periods"), any gain, measured by the difference between the sale price and the exercise price, will be taxed to the participant as long-term capital gain. Under current law, capital gain is taxed at a maximum rate of 20%. If the statutory holding periods are not satisfied (i.e., the participant makes a "disqualifying disposition"), the participant will recognize ordinary income in the year of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the ISO exercise or (ii) the sale price of the stock. The Company will be entitled to a deduction in the same amount, subject to certain limitations discussed below. Any additional gain or loss recognized on a disqualifying disposition of the shares will be characterized as short term capital gain or loss.
     The 1993 Plan permits optionees to pay the exercise price with shares of stock. If shares of Stock which were acquired on exercise of an ISO are surrendered ("surrendered shares") in connection with the exercise of an ISO within the statutory holding periods, the exchange will be treated as a "disqualifying disposition" with the consequences described above. At the time of such disqualifying disposition, any excess of the fair market value over the exercise price paid for such surrendered shares which is not recognized as compensation income will not be recognized as taxable gain at the time of the exchange and, instead, such gain will be deferred until the disposition of the acquired shares. The number of acquired shares equal to the number of surrendered shares will have a basis equal to the participant's basis in the surrendered shares, increased by any compensation income recognized with respect to the surrendered shares. Any additional shares acquired in the exchange will have a zero basis. The surrendered shares will be deemed disposed of beginning with those shares with the lowest basis. In any event, the Company will be allowed a deduction in the amount of the ordinary income recognized by the participant, subject to certain limitations discussed below.
     However, if payment of the ISO exercise price with shares of stock does not result in a disqualifying disposition of the surrendered shares, the participant will not recognize taxable income at the time of such ISO exercise, and the gain realized on surrender of such Stock will be deferred until the disposition of the acquired shares. The number of acquired shares equal to the number of surrendered shares will have a basis equal to the participant's basis in the surrendered shares. Any additional shares acquired in the exchange will have a zero basis.

(b) NONSTATUTORY OPTIONS.
A participant does not recognize any taxable income at the time he or she is granted a NSO, as long as it does not have a readily ascertainable fair market value on the date of grant. A NSO granted pursuant to the 1993 Plan generally will not have a readily ascertainable fair market value because the Company's options (as distinguished from the Company's Common Stock) are not traded on an established securities market. Upon exercise of a NSO, the participant will generally recognize ordinary income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price.
     Upon a resale by the participant of shares acquired upon exercise of a NSO, any difference between the sales price and the fair market value of the shares on the date of exercise of the NSO will generally be treated as capital gain or loss.

(c) STOCK BONUSES.
     Stock Bonuses granted pursuant to the 1993 Plan may be subject to vesting limitations and hence will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code. As a result, a participant who receives a grant of unvested Stock Bonuses will not recognize ordinary income at the time of receipt. Instead, the participant will recognize ordinary income as the stock vests and is no longer subject to the Company's right to repurchase the stock at less than fair market value. At vesting, the participant recognizes ordinary income measured by the difference between the purchase price paid for the stock by the participant, if any, and the fair market value of the stock on the date of vesting.
     A participant who receives unvested Stock Bonuses may accelerate his or her recognition of income to the date of the grant of the Stock Bonuses by filing a timely Section 83(b) election, as described above. If the participant makes a Section 83(b) election, he or she will recognize ordinary income equal to the difference between the purchase price paid, if any, and the fair market value of the stock on the date of acquisition. The capital gain holding period begins on the same date. A participant should consult with his or her own tax advisor concerning the advisability of filing a Section 83(b) election in connection with the grant of Stock Bonuses.

(d)  WITHHOLDING.
     The ordinary income recognized by a participant who is also an employee upon exercise of a NSO or upon receipt of Stock Bonuses will be treated as wages and will be subject to tax withholding by the Company out of the current compensation paid to the participant. If such current compensation is insufficient to satisfy the withholding obligations, the participant will be required to make direct payment to the Company for the tax liability. In the sole discretion of the Administrator, a participant may satisfy his or her withholding obligations by electing to have the Company withhold from the shares issuable upon exercise or grant of his or her option or Stock Bonuses, as the case may be, the amount of cash or number of shares having a fair market value (as of the applicable tax date) equal to the amount of tax to be withheld. The participant may also satisfy the withholding requirement by transferring an amount of previously owned shares with a fair market value equal to the amount to be withheld.

(e)  ALTERNATIVE MINIMUM TAX.
     The exercise of an ISO granted under the 1993 Plan may subject the participant to the alternative minimum tax ("AMT") under Section 55 of the Internal Revenue Code. In computing AMT, shares purchased on exercise of an ISO are treated as if they had been acquired by the participant pursuant to a NSO (see "Nonstatutory Options," above).

(f)  LIMITATIONS ON CORPORATE DEDUCTION.
     Generally, the Company will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to shares acquired upon exercise of a NSO, subject to certain limitations discussed below. The Company is not entitled to a compensation deduction in connection with either the grant or the exercise of an ISO unless there is a disqualifying disposition.
     However, the Company's deduction for remuneration for services to certain covered employees (generally the Company's Chief Executive Officer and four most highly compensated employees other than the Chief Executive Officer) during any one year is limited to One Million Dollars ($1,000,000) per covered employee. Under certain circumstances the compensation element can be triggered by a participant's receipt, exercise or disposition of options, Stock Bonuses or Company shares acquired pursuant to the 1993 Plan.

                   -End of Plan Summary-

                REAL GOODS TRADING CORPORATION
           PROXY SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE 1999 ANNUAL MEETING OF SHAREOWNERS
                      August 21, 1999

The undersigned hereby appoints John Schaeffer and Mark Swedlund, and each of them, proxies for the undersigned, with full power of substitution, to vote (including the right to cumulate votes) all shares of common stock of Real Goods Trading Corporation, a California corporation (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Shareowners of the Company which will be held at 13771 S. Highway 101, Hopland, California 95449 on Saturday, August 21, 1999 at 11:00 AM, local time, or at any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement, and upon such other business as properly comes before the meeting or any adjournment thereof.

1.   Election of Directors

For all nominees  For all nominees         Withold authority
listed below      except as crossed out    to vote for nominees


Instruction: To withhold authority for any nominee, cross out that nominee's name below.

   John Lenser        Stephen Morris         Barry Reder

            Sam Salkin             John Schaeffer

2. Approval of Amendment of the Stock Incentive Plan to increase the number of shares issuable from 800,000 to 1,200,000.

COMMENTS/ADDRESS CHANGE
Please mark this box if you have written comments/address change on the reverse side.

I PLAN TO ATTEND THE MEETING

(continued on reverse side)
Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with all of the Board of Directors' recommendations, please sign below: no boxes need be checked. If you sign this proxy and do not indicate that you withhold authority to vote FOR the election of any director nominee, this proxy shall be deemed to be a vote FOR all such nominees

Receipt is hereby acknowledged of the Real Goods Trading
Corporation Notice of Meeting and Proxy Statement.


COMMENTS/ADDRESS CHANGE:        Please date and sign
                                exactly as your name(s)
                                appear on your shares.
                                If signing for estates,
                                trusts, or corporations,
                                title or office should
                                be stated. If shares are
                                held jointly, each holder
                                should sign.

Please mark Comment/Address Box on Reverse Side
                               __________________________

                               __________________________

                                Signature of Shareowner(s)

                               Dated:_______________, 1999
Printed on recycled paper